EXHIBIT 16.1

                         LETTER FROM DE JOYA & COMPANY
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March 10, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:   CRYSTALIX GROUP INTERNATIONAL, INC.

Ladies and Gentlemen:

We have read the statements made by CRYSTALIX GROUP INTERNATIONAL,  INC. in Item
4.01 of the accompanying Form 8-K (Commission file number 0-29781), which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ De Joya & Company
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DE JOYA & COMPANY